EXHIBIT 10.8



                             DEL LABORATORIES, INC.

                              AMENDED AND RESTATED

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN




     WHEREAS, the Internal Revenue Code of 1986, as amended (the "Code"), sets limits on the benefits which may be paid from a tax-qualified defined benefit pension plan to a participant in such a plan; and

     WHEREAS, as required by the Code, the Del Laboratories, Inc. Employees Pension Plan (the "Basic Plan") imposes such limits on benefits; and

     WHEREAS, Del Laboratories, Inc. (the "Company") previously adopted, effective as of January 1, 1988, the Del Laboratories, Inc. Supplemental Executive Retirement Plan (the "Plan") and at all times has intended for the Plan to constitute an "excess benefit plan" (within the meaning of Section 3(36) of the Employee Retirement Income Securities Act of 1974, as amended ("ERISA")) and an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees (for purposes of Title I of ERISA), that entitles a participant hereunder (each, a "Participant," and as individually designated in Section 2 hereof, an "Initial Participant" or an "Additional Participant") to receive an aggregate benefit together with his benefit under the Basic Plan equal to the benefit that would have been available under the Basic Plan but for certain limits on benefits imposed by the Code on tax-qualified plans; and



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     WHEREAS, the Plan was previously amended and restated effective as of
January 1, 1994 and, as so amended and restated, was further amended, effective as of January 1, 1997, January 1, 1998 and January 1, 2001, to modify the benefit formula set forth herein and to add certain employees of the Company as Participants; and

     WHEREAS, the. Company desires to amend and restate the Plan, effective as of January 1, 2002, (i) to incorporate the previous amendments adopted since the January 1, 1994 amendment and restatement and (ii) to add certain provisions applicable to Participants who are subject to the required distribution rules of
Section 401(a)(9) of the Code at a time when they are "covered employees" (within the meaning of Section 162(m)(3) of the Code) of the Company.

     NOW, THEREFORE, the Company hereby amends and restates in its entirety the Plan, under which the total pension and pension-related benefits of the Participants, and/or their respective beneficiaries, will be determined on the same basis as is applicable to all other Participants, and/or their beneficiaries, in the Basic Plan, with the exceptions described below:

     1. EFFECTIVE DATE

     The original effective date of this Plan was January 1, 1988. The effective date of this Plan as amended and restated hereby is January 1, 2002.

     2. ELIGIBILITY

     The Initial Participants whose participation in the Plan commenced as of January 1, 1988 are Dan K. Wassong, Melvyn C. Goldstein, Charles J. Hinkaty, William McMenemy and Harvey P. Alstodt. The Initial Participant whose participation in the Plan commenced as of January 1, 2001 is Enzo J. Vialardi. The Additional Participants whose participation in this Plan commenced as of January 1, 1994 are Robert Kapnek, James Lawrence, Ralph Liguori, Peter Liman and Steven Marcus. The Additional Participants whose participation in this Plan commenced as of January 1, 1997 are Stephanie Hayano and Barry Miller. The Board of Directors may add more Participants at its discretion.


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     3. NORMAL SUPPLEMENTAL RETIREMENT BENEFIT

     The benefit (the "Supplemental Benefit") which the Company shall pay to a Participant, or his beneficiary, under this Plan shall be determined (subject to the provisions of Sections 4, 5, 6 and 7 as follows:

     (a) INITIAL PARTICIPANTS. The Supplemental Benefit payable to an Initial Participant under this Plan shall equal the excess, if any, of (i) over (ii) where:
     (i) is the benefit which would have been paid to such Initial Participant, or his beneficiary, under the Basic Plan, if the provisions of the Basic Plan were administered without regard to the limitations set forth in Sections 415 and 401(a)(17) of the Code, except that the benefit shall be calculated utilizing the Basic Plan formula in effect on January 1, 1998, notwithstanding any change in such formula which is effective following such date, and the Average Monthly Compensation shall be the monthly average of all Compensation paid to such Initial Participant in respect of the 1996 Plan Year (notwithstanding the foregoing, in determining the Supplemental Benefit for Enzo Vialardi, the Average Monthly Compensation shall be the monthly average of all Compensation paid to him in respect of the 1999 Plan Year); and

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     (ii) is the benefit which is payable to such Initial Participant, or his beneficiary, under the Basic Plan, as amended and in effect on the date of determination of such Supplemental Benefit.

     (b) ADDITIONAL PARTICIPANTS. The Supplemental Benefit payable to an Additional Participant, or his beneficiary, under this Plan shall equal the excess, if any, of (i) over (ii), where:

     (i) is the benefit which would have been paid to such Additional Participant, or his beneficiary, under the Basic Plan, if the provisions of the Basic Plan were administered as though the limitations set forth in Sections 415 and 401(a)(17) of the Code applicable during the 1993 Plan Year (including the manner in which the cost of living adjustments to the maximum annual compensation of an employee which can be taken into account for qualified retirement plan purposes) remained in effect after the 1993 Plan Year, except that the benefit shall be calculated utilizing the Basic Plan formula in effect on December 31, 1993, notwithstanding any change in such formula following such date; and

     (ii) is the benefit which is payable to such Additional Participant, or his beneficiary, under the Basic Plan, as amended and in effect on the date of determination of such Supplemental Benefit.

4. SUPPLEMENTAL DISABILITY BENEFIT

     The Supplemental Benefit shall continue to accrue if a Participant becomes disabled and is being paid benefits under an insured or uninsured plan sponsored by the Company. Alternatively, the Participant may elect to receive an immediate monthly annuity that is the Actuarial Equivalent of the Supplemental Benefit determined in accordance with Section 3 hereof.

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     5. ACCRUED SUPPLEMENTAL BENEFIT ON TERMINATION OF EMPLOYMENT PRIOR TO AGE
65

     (a) INITIAL PARTICIPANTS. For each Initial Participant, if termination of employment occurs prior to age 65, the Supplemental Benefit shall be the amount determined in accordance with Section 3(a) hereof, times a fraction, the numerator of which is the Initial Participant's Years of Service completed after the later of January 1, 1983 and the date of hire, and the denominator of which is the Participant's projected Years of Service from the later of January 1, 1983 or the date of hire to age 65.

     (b) ADDITIONAL PARTICIPANTS. For each Additional Participant, if termination of employment occurs prior to age 65, the Supplemental Benefit shall be the amount determined in accordance with Section 3(b) hereof.

     6. SUPPLEMENTAL PRE-RETIREMENT DEATH BENEFIT

     If a Participant dies before retirement but after becoming vested under
Section 9 hereof, his beneficiary will receive a lump sum Actuarial Equivalent of the vested accrued Supplemental Benefit as of the date of death; provided, that the Board of Directors may direct that the payments be made as an annuity or in a series of installments with an Actuarially Equivalent Value to his vested accrued Supplemental Benefit.

     7. SUPPLEMENTAL DEFERRED RETIREMENT BENEFIT FOR INITIAL PARTICIPANTS

     Should an Initial Participant continue employment with the Company after his Normal Retirement Date, such Initial Participant, or his beneficiary, shall be entitled to receive a Supplemental Benefit equal to the greater of (i) the Actuarial Equivalent of the Supplemental Benefit determined in accordance with
Section 3(a) hereof as if such Initial Participant had retired on his Normal Retirement Date and (ii) the Supplemental Benefit determined in accordance with
Section 3(a) hereof as of the actual date of termination of employment of such Initial Participant.



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     8. FORM AND TIMING OF SUPPLEMENTAL BENEFITS

     Payment of benefits under this Plan, unless otherwise specifically provided in this Plan, shall be coincident in time and form with the payment of benefits made to, or on behalf of, a Participant or beneficiary under the Basic Plan, unless payable sooner as determined by the Company. Notwithstanding the foregoing, payment of benefits under this Plan shall not be made to a Participant who is a "covered employee" (within the meaning of Section 162(m)(3) of the Code) of the Company solely as a result of such Participant receiving required distributions (within the meaning of Section 401(a)(9) of the Code) under the Basic Plan.

     9. VESTING

     Subject to the right of the Company to amend or discontinue the Plan as provided in Section 13 hereof, a Participant payable under this Plan shall vest in accordance with the schedule for vesting set forth in the Basic Plan.

     10. FUNDING

     Benefits under this Plan shall be paid from the general assets of the Company and/or from a trust established and funded by the Company in its discretion to aid the Company in accumulating the amounts necessary to satisfy its contractual liability to pay the benefits under this Plan. This Plan shall be administered as a plan which is not intended to meet the qualification requirements of Section 401(a) of the Code. No Participant or beneficiary shall be entitled to receive any payment for benefits under this Plan from the qualified trust maintained for the Basic Plan. At all times, a Participant shall be regarded as a general creditor of the Company with respect to any rights derived by the Participant from the existence of this Plan.


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     11. OPERATION AND ADMINISTRATION

     This Plan shall be operated under the direction of the Board of Directors, or a Compensation or Employee Benefits Committee of the Board of Directors, if such a Committee exists, in a manner consistent with the operation and administration of the Basic Plan as set forth in the Basic Plan documents. The decision of the Board of Directors (or such Committee, if one exists) in any matter involving the interpretation and application of this Plan shall be final and binding.

     12. DEFINITIONS

     All capitalized terms under this Plan shall have the same meaning as those terms are used in the Basic Plan, unless specifically amended and referred to in this Plan.

     13. AMENDMENT AND DISCONTINUANCE/STATE LAWS

     The Company expects to continue this Plan indefinitely but reserves the right to amend or discontinue it if, in its sole judgment, such a change is deemed necessary or desirable. This Plan shall be interpreted in accordance with the laws of the State of New York without regard to principles of conflict of laws.



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